Exhibit 99.1

Osiris Corrects Certain Inaccuracies in Media Reports

COLUMBIA, Md. — October 24, 2013 — Osiris Therapeutics, Inc. (NASDAQ: OSIR), issued a statement today correcting certain inaccuracies in media reports following the announcement of its favorable agreement with the United States Food and Drug Administration (FDA) regarding Grafix®.

•                  Grafix is and will continue to be available on the market for the treatment of both acute and chronic wounds, including diabetic foot ulcers, despite media reports suggesting otherwise.  As part of the agreement Osiris detailed in its October 21 press release, FDA affirmed that Grafix, indicated as a wound cover for the treatment of acute and chronic wounds, is regulated solely as a human cells, tissues, and cellular and tissue-based product (HCT/P) under section 361 of the Public Health Service Act (PHS Act).

•                  A Biologics License Application (BLA) is not required for Grafix to remain on the market for the treatment of acute and chronic wounds, despite media reports suggesting otherwise.   Osiris has the opportunity to receive approval of Grafix as a licensed biologic under the BLA pathway. This approval, if obtained, would enhance the claims Osiris would be able to make regarding the wound healing properties of Grafix.  Osiris believes this would create significant product differentiation in the market place and increase the value for the Grafix brand. Osiris is actively pursuing submission of a BLA.

•                  Osiris has never received a “warning letter” from FDA, contrary to media reports stating otherwise. Furthermore, Osiris Biosurgery, including the products mentioned in the FDA letter, has been inspected twice by the FDA without a single finding of deficiency.

It should be noted that Osiris may not be aware of and may not correct all current or future inaccuracies in media reports.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company, having developed the world’s first approved stem cell drug, remestemcel-L, for graft versus host disease.  Osiris’ products include Grafix® and Ovation® for acute and chronic wounds, Cartiform®, a viable cartilage mesh for cartilage repair and the latest addition to Osiris’ line of products, OvationOS™, a viable bone matrix.  Osiris is a fully integrated company with capabilities in research, development, manufacturing and distribution.  Osiris has developed an extensive intellectual property portfolio to protect the company’s technology and commercial interests.

Osiris, Grafix, Ovation and Cartiform are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Biosurgery products (including Grafix, Ovation, OvationOS and Cartiform) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available, products to meet demand; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Aziz Ahmad

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com